Exhibit 10.9

EXECUTION COPY

AMENDED AND RESTATED LOAN PROCEEDS NOTE GUARANTEE AGREEMENT (this “Agreement”) dated as of March 13, 2007, between BROADWING FINANCIAL SERVICES, INC. (the “Loan Proceeds Note Guarantor”), a subsidiary of Level 3 Financing, Inc., and LEVEL 3 FINANCING, INC. (the “Borrower”).

W I T N E S S E T H :

WHEREAS Level 3 Communications, LLC (“Level 3 LLC”) has heretofore executed and delivered to Level 3 Financing, Inc. (the “Borrower”) an amended and restated intercompany demand note in an initial principal amount equal to $1,400,000,000 (such note, as it may be amended from time to time pursuant to Sections 9.02(d) and 6.11 of the Credit Agreement (as defined below), together with any additional loan proceeds note issued to evidence additional Indebtedness incurred by the Borrower in connection with additional loans made pursuant to Section 9.02(d) of the Credit Agreement (as defined below), the “Loan Proceeds Note”);

WHEREAS the Borrower has heretofore entered into the Credit Agreement dated as of March 13, 2007 (the “Credit Agreement”; capitalized terms used but not defined herein having the meanings assigned thereto in the Credit Agreement), among the Borrower, Level 3 Communications, Inc. (“Level 3”), the Lenders party thereto, and Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, pursuant to which the Lenders have agreed to provide the Borrower with term loans in an aggregate principal amount of $1,400,000,000 (the “Term Loans” and, together with any additional loan provided pursuant to Section 9.02(d) of the Credit Agreement, the “Loans”);

WHEREAS the Loan Proceeds Note Guarantor and the Borrower have heretofore entered into the loan proceeds note guarantee agreement dated as of January 4, 2007 (the “Existing Loan Proceeds Note Guarantee Agreement”);

WHEREAS the Borrower’s rights, title and interest in, to and under this Agreement and the Loan Proceeds Note shall be pledged to the Collateral Agent pursuant to the Collateral Agreement;

WHEREAS the Credit Agreement permits the Loan Proceeds Note Guarantor to incur certain Indebtedness provided, among other things, that such Loan Proceeds Note Guarantor execute and deliver to the Borrower a Guarantee pursuant to which the Loan Proceeds Note Guarantor shall unconditionally guarantee all Level 3 LLC’s obligations under the Loan Proceeds Note pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS the Guarantee contained in this Guarantee Agreement shall constitute a “Loan Proceeds Note Guarantee” for all purposes of the Credit Agreement;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Loan Proceeds Note Guarantor and the Borrower hereby agree, and amend and restate the Existing Loan Proceeds Note Guarantee in its entirety, as follows:

ARTICLE I

Loan Proceeds Note Guarantee

SECTION 1.01. Guarantees. The Loan Proceeds Note Guarantor hereby irrevocably and unconditionally guarantees to the Borrower and its successors and assigns (a) the full and punctual payment in cash of all obligations of Level 3 LLC in respect of the Loan Proceeds Note, including the payment of principal, premium (if any), interest (including interest arising after the commencement of a bankruptcy or other proceeding, whether or not such a claim is permitted in such proceeding) or any other amount payable thereunder (the “Obligations”). The Loan Proceeds Note Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Loan Proceeds Note Guarantor and that the Loan Proceeds Note Guarantor will remain bound under this Agreement notwithstanding any such extension or renewal of the Obligations.

The Loan Proceeds Note Guarantor waives presentment to, demand of, payment from and protest to Level 3 LLC of any of the Obligations and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The Loan Proceeds Note Guarantor waives notice of any default under the Obligations. The obligations of the Loan Proceeds Note Guarantor hereunder shall not be affected by (a) the failure of the Borrower to assert any claim or demand or to enforce any right or remedy against Level 3 LLC, any Loan Proceeds Note Guarantor or any other Person under the Loan Proceeds Note or any other agreement or otherwise; (b) any extension or renewal of any obligation thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Loan Proceeds Note, any Loan Proceeds Note Guarantee or any other agreement; or (d) the release of any security held by the Borrower for the Obligations, if any.

The Loan Proceeds Note Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Borrower to any security held for payment of the Obligations.

Except as expressly set forth in Section 2.08, the obligations of the Loan Proceeds Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Loan Proceeds Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Borrower to assert any claim or demand or to enforce any remedy under the Loan Proceeds Note, any Loan Proceeds Note Guarantee or any other agreement, by any waiver or modification of any term thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Loan Proceeds Note Guarantor or would otherwise operate as a discharge of the Loan Proceeds Note Guarantor as a matter of law or equity.

The Loan Proceeds Note Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or (premium, if any) interest on any Obligation is rescinded or must otherwise be restored by the Borrower upon the bankruptcy or reorganization of Level 3 LLC or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Borrower has at law or in equity against the Loan Proceeds Note Guarantor by virtue hereof, upon the failure of Level 3 LLC to pay the principal of (or premium, if any) or interest on the Obligations when and as the same shall become due or to perform or comply with any other Obligation, the Loan Proceeds Note Guarantor hereby promises to and will, upon receipt of written demand by the Borrower, forthwith pay, or cause to be paid, in cash, to the Borrower an amount equal to all unpaid amounts in respect of the Obligations.

The Loan Proceeds Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations.

The Loan Proceeds Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Borrower in enforcing any rights under this Article I.

SECTION 1.02. Contribution. The Loan Proceeds Note Guarantor (the “Contributing Party”) agrees that, in the event a payment shall be made by any other Loan Proceeds Note Guarantor under any other Loan Proceeds Note Guarantee (the “Claiming Loan Proceeds Note Guarantor”), the Contributing Party shall indemnify the Claiming Loan Proceeds Note Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party (which shall be measured on the date hereof) and the denominator of which shall be the aggregate net worth of Level 3 LLC on the Effective Date and the Loan Proceeds Note Guarantors on the respective dates of the Loan Proceeds Note Guarantee Agreements executed and delivered by such Loan Proceeds Note Guarantors.

ARTICLE II

Miscellaneous

SECTION 2.01. Successors and Assigns. This Agreement shall be binding upon the Loan Proceeds Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Borrower and, in the event of any transfer or assignment of rights by the Borrower, the rights and privileges conferred upon that party in the Loan Proceeds Note shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Credit Agreement.

SECTION 2.02. No Waiver. Neither a failure nor a delay on the part of the Borrower in exercising any right, power or privilege under this Agreement or the Loan Proceeds Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Borrower herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Agreement or the Loan Proceeds Note at law, in equity, by statute or otherwise.

SECTION 2.03. Modification. No modification, amendment or waiver of any provision of this Agreement, nor the consent to any departure by the Loan Proceeds Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Loan Proceeds Note Guarantor in any case shall entitle the Loan Proceeds Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 2.04. Opinion of Counsel. Concurrently with the execution and delivery of this Agreement, the Loan Proceeds Note Guarantor shall deliver to the Borrower an Opinion of Counsel to the effect that this Agreement has been duly authorized, executed and delivered by the Loan Proceeds Note Guarantor and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of the Loan Proceeds Note Guarantor is a legal, valid and binding obligation of the Loan Proceeds Note Guarantor, enforceable against the Loan Proceeds Note Guarantor in accordance with its terms.

SECTION 2.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 2.06. Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart.

SECTION 2.07. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

SECTION 2.08. Termination of Agreement and Release of Guarantee. This Agreement will be terminated and all obligations hereunder of the Loan Proceeds Note Guarantor will be released under the circumstances and conditions set forth in Section 9.14 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BROADWING FINANCIAL SERVICES, INC.,

By	/s/ Neil J. Eckstein

Name:	Neil J. Eckstein
Title:	Assistant Secretary

LEVEL 3 FINANCING, INC.,

By	/s/ Sunit Patel

Name:	Sunit Patel
Title:	Chief Financial Officer

LOAN PROCEEDS NOTE

GUARANTEE AGREEMENT